Exhibit 23-1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-76020 of Public Service Electric and Gas Company (the "Company") on Form S-3 of our report dated February 16, 2001, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in both of the Prospectuses which are part of Registration Statement No. 333-76020.

DELOITTE & TOUCHE LLP
Parsippany, NJ

February 12, 2002